UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2010

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Abraxis BioScience, Inc. (the “Company”) appointed Bruce Wendel as Vice Chairman of the board of directors and Chief Executive Officer of the Company and its wholly-owned operating subsidiary, Abraxis BioScience, LLC, all effective January 27, 2010. Mr. Wendel succeeds Leon O. Moulder, Jr., who resigned on January 27, 2010 to pursue other opportunities.

Bruce Wendel has served as a member of the Company’s board of directors since December 2009 and as the Company’s executive vice president of corporate operations and development since the separation in November 2007. Mr. Wendel previously served as executive vice president of corporate development at old Abraxis BioScience from March 2006 to the date of the separation. Mr. Wendel joined American Pharmaceutical Partners in 2004 as vice president of corporate development. He began his 14 years with Bristol-Myers Squibb as in-house counsel before shifting to business and corporate development. Before joining APP, he served as vice president, business development & licensing for IVAX Corporation. Previously, Mr. Wendel served in the legal departments of Playtex and Combe. Mr. Wendel serves as a director of ProMetic Life Sciences Inc. He earned a juris doctorate degree from Georgetown University Law School where he was an editor of Law & Policy in International Business, and a B.S. from Cornell University.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Wendel, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: January 28, 2010	By:	/s/ PATRICK SOON-SHIONG
Patrick Soon-Shiong
Executive Chairman